SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): October 23, 2003
                                                         ----------------

                             PATAPSCO BANCORP, INC.
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               (Exact Name of Registrant as Specified in Charter)


       MARYLAND                         0-28032                  52-1951797
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(State or Other Jurisdiction of        (Commission            (I.R.S. Employer
 Incorporation or Organization)        File Number)          Identification No.)



1301 MERRITT BOULEVARD, DUNDALK, MARYLAND                         21222-2194
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(Address of Principal Executive Offices)                           (Zip Code)


       Registrant's telephone number, including area code: (410) 285-1010
                                                           --------------


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE
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     On October 23, 2003, Patapsco Bancorp,  Inc. (the "Company") announced that its Board of Directors approved a 10% stock dividend on the registrant's common stock, par value $.01 per share (the "Common Stock"). The common stock dividend will be distributed on December 12, 2003 to stockholders of record as of November 14, 2003. The common stock dividend will increase the outstanding common stock of the Company by 10% to approximately 458,516 shares. No fractional shares will be issued, and no cash payment will be made in lieu of the fractional shares. For information regarding the 10% common stock dividend, reference is made to the Company's press release dated October 23, 2003, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA AND EXHIBITS
-----------------------------------------------------

     (a)  Not applicable.


     (b)  Not applicable.


     (c)  The following exhibit is filed herewith:

          Exhibit 99.1         Press Release dated October 23, 2003


ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION
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     On October 23, 2003,  Patapsco  Bancorp,  Inc. also announced its unaudited financial results for the first fiscal quarter ended September 30, 2003. For more information, reference is made to the Company's press release dated October 23, 2003, a copy of which is attached to this Report as Exhibit 99.1 and furnished herewith.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PATAPSCO BANCORP, INC.



Date:  October 27, 2003                  By:/s/ Michael Dee
                                            ---------------------------------
                                            Michael J. Dee
                                            Senior Vice President and Chief
                                             Financial Officer